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                                                                     EXHIBIT 8


                             LIST OF SUBSIDIARIES

Legal Entity                                            Country of registration
------------                                            -----------------------

100% Subsidiary ASML Holding N.V.:
ASML Netherlands B.V.                                   Netherlands (Veldhoven)
ASML Participations B.V.                                Netherlands (Veldhoven)
ASML MaskTools B.V.                                     Netherlands (Veldhoven)
ASML Subholding B.V.                                    Netherlands (Veldhoven)
ASML Germany GmbH                                       Germany (Dresden)
ASML S.a.r.l.                                           France (Montbonnot)
ASML (UK) Ltd.                                          UK (till Nov/Dec: Edinburgh;
                                                        after: Paisley (Schotland))
ASML Information Systems Ltd                            Israel (Ramat-Gan)
ASML Ireland Ltd.                                       Ireland (Dublin)
ASML Italy S.r.l.                                       Italy (Avezzano)
ASML Hong Kong Ltd.                                     Hong Kong SAR
ASML Singapore Pte. Ltd.                                Singapore
ASML Korea Co. Ltd.                                     Korea (Kyunggi-Do)
ASML Japan Co. Ltd.                                     Japan (Kawasaki-shi, Kanagawa-Ken)
ASML Shanghai Int. Trading Co. Ltd.                     China/ Shanghai Free Trade Zone
ASML (China) Co. Ltd.                                   China (Tianjin)
ASML Taiwan Ltd.                                        Republic of China (Hsinchu)
ASML Equipment Malaysia Sdn. Bhd.                       Malaysia (Penang)
ASML US, Inc                                            US (Delaware)

100% Subsidiary ASML US, Inc.:
ASML Capital US, Inc.                                   US (Delaware)
SVG International Service                               US (Calfornia)
ASML Optics LLC                                         US (Delaware)
ASML MaskTools Inc.                                     US (Delaware)
ASML Participations US, Inc.                            US (Delaware)

51% Subsidiary ASML US, Inc.:
Axiomatic Design Software, Inc.                         US (Delaware)

100% Subsidiary ASML (UK) Ltd:
situation per Feb 4, 2003
SVG Europe Ltd.                                         UK (Radlett)

100% Subsidiary SVG Europe Ltd.:
ASML Radlett Ltd                                        UK (Radlett)

100% Subsidiary ASML Radlett Ltd.:
SVG Thermal (UK) Ltd.                                   UK (Radlett)

100% Subsidiary ASML Hong Kong Ltd.:
ASML Macau Commercial Offshore Ltd.                     Macau

100% Subsidiary SVG Int. Service:
SVG Systems (Far East) Ltd.                             Hong Kong SAR
ASML (Tianjin) Semiconductor Equipment Co. Ltd.         China (Tianjin)

100% Subsidiary ASML Optics LLC:
Lehrer Pearson, Inc.                                    US (Delaware)

50% Subsidiary ASML Participations US, Inc.:
eLith LLC                                               US (Delaware)

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